Exhibit 1.1

DBV TECHNOLOGIES SA

ORDINARY SHARES (€0.10 NOMINAL VALUE)

MASTER UNDERWRITING AGREEMENT

AMONG DBV TECHNOLOGIES SA,

U.S. UNDERWRITERS AND INTERNATIONAL UNDERWRITERS

October     , 2014

October     , 2014

To each of the U.S. Underwriters named in

Schedule 1 hereto and the International

Underwriters named in Schedule 2 hereto

Ladies and Gentlemen:

DBV Technologies SA, a société anonyme incorporated under the laws of France (the “Company”), proposes to conduct (i) a public offering in the United States and concurrent private offering in Canada and certain other countries (collectively, the “U.S. Offering”) of ordinary shares, €0.10 nominal value per share, of the Company (the “Ordinary Shares”), which Ordinary Shares may be in the form of American Depositary Shares (“ADSs”), and (ii) a concurrent registered private placement of Ordinary Shares in France and certain other countries outside of the United States and Canada (the “International Placement”). The U.S. Offering and the International Placement are referred to collectively in this Master Underwriting Agreement (this “Agreement”) as the “Offerings.”

Citigroup Global Markets Inc., Leerink Partners LLC, Bryan, Garnier & Co. and Trout Capital LLC have agreed to act as underwriters for the U.S. Offering (in such capacities, the “U.S. Underwriters”), and Citigroup Global Markets Limited and Bryan, Garnier & Co. have agreed to act as lead managers and underwriters for the International Placement (in such capacities, the “International Underwriters” and, together with the U.S. Underwriters, the “Underwriters”). Citigroup Global Markets Inc. and Leerink Partners LLC have agreed to as representatives (the “U.S. Representatives”) of the U.S. Underwriters in connection with the U.S. Offering.

By execution of this Agreement, (i) the Company and the U.S. Underwriters are agreeing to the United States underwriting terms included as Appendix I hereto (the “U.S. Underwriting Terms”) for the U.S. Offering, and (ii) the Company and the International Underwriters are agreeing to the French guarantee terms included as Appendix II hereto (the “International Underwriting Terms” and, together with the U.S. Underwriting Terms, the “Underwriting Terms”) for the International Placement. All Ordinary Shares and ADSs to be purchased by the U.S. Underwriters, and all Ordinary Shares to be placed by the International Underwriters, pursuant to the respective Underwriting Terms, are herein called the “U.S. Shares” and the “International Shares,” respectively. The U.S. Shares and the International Shares are collectively referred to herein as the “Shares.” The Company and the Underwriters have agreed to the additional items set forth on Schedule 3 to this Agreement with respect to the conduct of the Offerings. Agreements among the Underwriters and any representations made among the Underwriters contained herein shall only be applicable to such parties and no party, including the Company, shall be deemed to be a third party beneficiary of such agreements or representations.

I.

By their execution of this Agreement, the U.S. Underwriters and the International Underwriters hereby acknowledge that (i) the U.S. Offering shall be conducted by the U.S. Underwriters pursuant to and be subject to the U.S. Underwriting Terms attached as Appendix I

1.

to this Agreement, and (ii) the International Placement shall be conducted by the International Underwriters pursuant to and be subject to the International Underwriting Terms attached as Appendix II to this Agreement. Further, it is expressly understood that those U.S. Underwriters who may only participate in the U.S. Offering by applicable law or regulation are only agreeing to the U.S. Underwriting Terms.

It is understood that two forms of prospectuses are to be used in connection with the Offerings and sale of the Shares: one form of prospectus (the “U.S. Prospectus”) relating to the U.S. Shares in the U.S. Offering, and one form of prospectus (the “International Prospectus”) relating to the International Shares, which are to be placed and sold to persons other than United States and Canadian Persons in the International Placement. The Company hereby represents and warrants to the Underwriters that there is no material difference between the U.S. Prospectus and the International Prospectus, except for (i) with respect to the U.S. Prospectus, the outside front cover page, the inside front cover page, the discussion under the headings “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Underwriting,” “Certain Material U.S. Federal Income Tax Considerations,” “Enforcement of Civil Liabilities” and the outside back cover page, and (ii) non-material and customary information that must be inserted either pursuant to the Act or to French law, and related regulations, or customary practice, in the U.S Prospectus but not in the International Prospectus, or vice-versa.

The offering price to the public for the U.S. Offering shall be as set forth on Schedule 3 to this Agreement (the “U.S. Offering Price”). Subject to the terms and conditions and in reliance upon the representations and warranties set forth in the U.S. Underwriting Terms, the Company hereby agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, the amount of U.S. Shares set forth opposite such U.S. Underwriter’s name in Schedule 1 to this Agreement. The purchase price payable by the U.S. Underwriters pursuant to the U.S. Underwriting Terms shall be $[        ] per Ordinary Share (which price shall be equivalent to €[        ] per Ordinary Share based upon the exchange rate as of the date hereof, as agreed between the U.S. Representatives and the Company).

The offering price to investors for the International Placement shall be as set forth on Schedule 3 to this Agreement (the “International Placement Price”). Subject to the terms and conditions and in reliance upon the representations and warranties set forth in the International Underwriting Terms, the Company hereby agrees to sell, and each International Underwriter agrees, severally and not jointly, to use its best efforts to have the Ordinary Shares offered by the Company purchased by investors in the International Placement. For each Ordinary Share purchased by investors in the International Placement, the International Underwriters shall be paid a commission in the amount of €[        ] per Ordinary Share. For any Ordinary Shares not subscribed as part of the International Placement, the International Underwriters agree to purchase, severally and not jointly, the percentage of the unsubscribed International Shares set forth opposite such International Underwriter’s name in Schedule 2 to this Agreement. The purchase price payable by the International Underwriters for any such unsubscribed International Shares shall be €[        ] per Ordinary Share.

By execution of this Agreement, the U.S. Underwriters and the International Underwriters agree that, for purposes of compliance with the rules and regulations of the

2.

Financial Industry Regulatory Authority (“FINRA”), the aggregate underwriting compensation to be earned by the Underwriters in connection with the Offerings shall be equal to seven percent (7%) of the aggregate gross proceeds from the Offerings, calculated as the sum of (i) the total number of shares sold in the U.S. Offering times the U.S. Offering Price, and (ii) the total number of shares sold in the International Placement times the International Placement Price.

The U.S. Underwriters and the International Underwriters further agree that, in order to provide an orderly marketing effort for the Offerings, they will consult with each other as to the availability of the Shares for sale from time to time, until the earlier of (a) notice from the U.S. Representatives to the U.S. Underwriters of the completion of the U.S. Offering and (b) notice from the International Underwriters of the completion of the International Placement. From time to time as mutually agreed among the U.S. Underwriters and the International Underwriters, the Underwriters may purchase and sell among each other such number of Shares to be purchased pursuant to the respective Underwriting Terms as may be so mutually agreed. Any Shares purchased by an Underwriter to be sold in the U.S. Offering shall be subject to the U.S. Underwriting Terms, and Shares to be sold in the International Placement shall be subject to the International Underwriting Terms.

Notwithstanding the foregoing, it is understood and agreed that the Closing Date for the transactions contemplated by the International Placement shall occur simultaneously with the “Closing Date” under the U.S. Underwriting Terms, and that the settlement date for any U.S. Option Securities (as defined in the U.S. Underwriting Terms) occurring after the Closing Date shall occur simultaneously with the settlement date under the International Underwriting Terms for any International Shares to be issued after the Closing Date.

The price and currency of settlement of any Shares so purchased or sold shall be (i) in the case of Shares to be sold in the U.S. Offering, the U.S. Offering Price, and (ii) in the case of Shares to be sold in the International Placement, the International Placement Price. Settlement with respect to any Shares transferred hereunder prior to the Closing Date (as defined in the U.S. Underwriting Terms) shall be made on the Closing Date, and in the case of purchases and sales made thereafter, as promptly as practicable but in no event later than three business days after the transfer date. The liability of the Underwriters under the respective Underwriting Terms for payment of the purchase price of the Shares purchased thereunder, and the indemnity provisions between the Company and the Underwriters in connection with the Offerings, shall not be affected by the provisions of this Agreement, but shall be governed solely by the respective Underwriting Terms.

The obligations of each U.S. Underwriter in respect of any purchase or sale of Shares under this Article I by the U.S. Underwriters shall be pro rata in accordance with the proportion of the total number of U.S. Shares that such U.S. Underwriter is obligated to purchase as set forth on Schedule 1 to this Agreement. The obligations of each International Underwriter in respect of any placement of Shares under this Article I by the International Underwriters shall be pro rata in accordance with the percentages set forth on Schedule 2 to this Agreement.

3.

II.

Each of the Underwriters represents that it is a member in good standing of FINRA or that it is a bank or dealer with its principal place of business located outside the United States, its territories and its possessions not eligible for membership in FINRA. In making sales of Shares, if it is such a member, such Underwriter agrees to comply with all applicable rules of FINRA or, if it is such a foreign bank or dealer, such Underwriter agrees to comply with the rules of FINRA as though it were such a member and NASD Rule 2420 as it applies to a nonmember broker or dealer in a foreign country.

III.

Each International Underwriter represents and agrees that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to Article I of this Agreement in compliance with applicable laws and (y) stabilization transactions, contemplated in Article IV of this Agreement, conducted as part of the distribution of the Shares, (a) it is not purchasing any Shares for the account of any United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares in the United States or Canada or to any United States or Canadian Person, and any dealer to whom it may sell any Shares will represent that it is not purchasing any Shares for the account of any United States or Canadian Person and will agree that it will not offer or resell any Shares directly or indirectly in the United States or Canada or to any United States or Canadian Person or to any other dealer who does not so represent and agree.

With respect to any Underwriter that is both a U.S. Underwriter and an International Underwriter, the foregoing representations and agreements made by it in its capacity as an International Underwriter shall apply only to it in its capacity as an International Underwriter. In addition, notwithstanding the foregoing representations and agreements, if an Underwriter (including its affiliates) is both a U.S. Underwriter and an International Underwriter, then the U.S. Underwriter and its corresponding International Underwriter may, with the consent of the U.S. Representatives, transfer between themselves at cost any Shares allocated to them for direct sale, so long as any Shares so transferred are treated as U.S. Shares while held by the U.S. Underwriter and International Shares while held by the International Underwriter for purposes of the foregoing representations and agreements.

“United States or Canadian Person” shall mean any national or resident of the United States or Canada, or any corporation, pension, profit sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. “United States” shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

The agreements of the Underwriters set forth in the first paragraph of this Article III shall terminate upon the earlier of (a) the mutual agreement of the U.S. Representatives and the International Underwriters and (b) 30 days after the date hereof, unless the U.S. Representatives or the International Underwriters shall have given notice to the other to the effect that the distribution of the Shares by the U.S. Underwriters or the International Underwriters, as the case may be, has not yet been completed. If such notice is given, the agreements set forth in such preceding paragraph shall survive until the earlier of (x) the mutual agreement referred to in the preceding sentence and (y) 30 days after the date of any such notice.

4.

Each U.S. Underwriter represents that it has not offered or sold, and agrees not to offer or sell, any Shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and, without limiting the generality of the foregoing, represents that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made. Each U.S. Underwriter further agrees to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made, and that such dealer will deliver to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

The Underwriters understand that no action has been or will be taken in any jurisdiction by the Underwriters or the Company that would permit a public offering of the Shares, or possession or distribution of the U.S. Prospectus (as defined in the U.S. Underwriting Terms), in preliminary or final form, in any jurisdiction where, or in any circumstances in which, action for that purpose is required, other than the United States.

To the extent that the International Placement includes purchasers in the United Kingdom, each International Underwriter further represents and agrees that (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell, any Shares to persons in the United Kingdom except to “qualified investors” within the meaning of the Prospectus Rules of the UK Financial Conduct Authority (implementing Article 2(1)(e)(i), (ii) and (iii) of the EU Prospectus Directive 2003/71/EC); (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (as amended) (“FSMA”) with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to (A) persons who have professional experience in matters relating to investments and who are investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”); or (B) persons who fall within Article 43 of the Financial Promotion Order (members and creditors of certain bodies corporate); or (C) persons who fall within Article 49(2) of the Financial Promotion Order (including certain high net worth companies, unincorporated associations or partnerships and the trustees of high value trusts, or other respective directors, officers or employees as described in Article 49 of the Financial Promotion Order); or (D) any other persons to whom such document for the purposes of Section 21 of FSMA can otherwise lawfully be given without further action.

5.

Each International Underwriter agrees that it will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which it purchases, offers, sells or delivers Shares (including, without limitation, any applicable requirements relating to the delivery of the Information Documents (as defined in the International Underwriting Terms), in preliminary or final form, in each case at its own expense, except as otherwise agreed in Schedule 2 hereof. In connection with sales of and offers to sell Shares made by it, each International Underwriter will either furnish to each person to whom any such sale or offer is made a copy of the then current Information Documents, in preliminary or final form and as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto, or inform such person that such Information Documents, in preliminary or final form, will be made available upon request, and will keep an accurate record of the names and addresses of all persons to whom it gives copies of the registration statement relating to the offering of the Shares, the Information Documents, in preliminary or final form, or any amendment or supplement thereto, and, when furnished with any subsequent amendment to such registration statement, any subsequent prospectus or any medium outlining changes in the registration statement or any prospectus, will upon request of the International Underwriters, promptly forward copies thereof to such persons or inform such persons that such amendment, subsequent prospectus or other medium will be made available upon request.

IV.

The overall direction and planning of the stabilization transactions contemplated herein shall be the responsibility of the U.S. Representatives and the International Underwriters, which will consult with one another on a continuous basis so that such stabilization transactions shall be conducted in accordance with such direction and planning as is mutually agreed upon.

All stabilization transactions shall be conducted only by the U.S. Representatives and shall be conducted in compliance with any applicable laws and regulations. The U.S. Representatives agree to notify the International Underwriters of the date of termination of stabilization. Each Underwriter agrees to file with the U.S. Representatives any reports required of such Underwriter pursuant to Rule 17a-2 under the U.S. Securities Exchange Act of 1934 and authorizes the U.S. Representatives to file with the U.S. Securities and Exchange Commission any reports required by such rule on behalf of such Underwriter.

V.

The overall direction and planning of any over-allotments to be made by the Underwriters in arranging for sales of Shares, and the related transactions required to cover such over-allotments, shall be the responsibility of (i) the U.S. Representatives, in the case of the U.S. Offering and (ii) the International Underwriters, in the case of the International Placement. All profits and losses arising from such over-allotments (excluding the excess, if any, of (i) the public selling price of any Additional Shares and any Shares purchased pursuant to Article I of this Agreement over (ii) the cost of such Additional Shares and such other Shares to the Underwriters making such sales) shall be for the respective accounts of the several Underwriters and shall be allocated between the U.S. Underwriters and the International Underwriters in the respective proportions that the aggregate number of U.S. Shares and International Shares purchased or placed pursuant to the Underwriting Terms bears to the total number of Shares purchased or placed.

6.

VI.

Each of the Underwriters agrees that the expenses incurred in connection with or attributable to the purchase, carrying or sale of the Shares, including the fees and disbursements of counsel to the Underwriters, shall be for the respective accounts of the several Underwriters and shall be allocated between the U.S. Underwriters and the International Underwriters in the respective proportions that the aggregate number of U.S. Shares and International Shares purchased or placed pursuant to the Underwriting Terms bears to the total number of Shares purchased or placed.

VII.

Changes in the public offering price and in the concessions and reallowances to dealers will be made only upon the mutual agreement of the Underwriters during the period referred to in the first sentence of Article I hereof.

VIII.

The Underwriters will keep one another fully informed of the progress of the Offerings. The agreements of the Underwriters contained in Article II, the fifth through ninth paragraphs of Article III, Article V, Article VI and this Article VIII shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or (iii) acceptance of and payment for any Shares.

IX.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons thereof, and no other person will have any right or obligation under this Agreement.

The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement and the Underwriting Terms is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offerings (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transactions or the process leading thereto.

7.

This Agreement, including the respective Underwriting Terms, supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

This Agreement may be signed in counterparts, which together shall constitute one and the same instrument.

Except as set forth in the respective Underwriting Terms, the conduct of the Offerings and the interpretation of this Agreement shall be governed and construed in all respects in accordance with the laws of the State of New York and United States federal law.

The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York state or United States federal court, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company has appointed [                    ] as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York state or United States federal court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in France. The provisions of this paragraph shall survive any termination of this Agreement.

To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement, including the respective Underwriting Terms.

8.

[Signature page follows]

9.

IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written by the Company and the undersigned Underwriters.

COMPANY:

DBV TECHNOLOGIES SA

By
Name:
Title:

UNDERWRITERS:

CITIGROUP GLOBAL MARKETS INC. (excluding Appendix II hereto)

By
Name:
Title:

CITIGROUP GLOBAL MARKETS LIMITED (excluding Appendix I hereto)

By
Name:
Title:

LEERINK PARTNERS LLC (excluding Appendix II hereto)

By
Name:
Title:

BRYAN, GARNIER & CO.

By
Name:
Title:

[SIGNATURE PAGE TO MASTER UNDERWRITING AGREEMENT]

TROUT CAPITAL LLC (excluding Appendix II hereto)

By
Name:
Title:

2.

SCHEDULE 1

U.S. UNDERWRITERS

U.S. Underwriters	Number of U.S. Shares to be Purchased

Citigroup Global Markets Inc.
Leerink Partners LLC
Bryan, Garnier & Co.
Trout Capital LLC

Total

SCHEDULE 2

INTERNATIONAL UNDERWRITERS

International Underwriters	Percentage of International Shares to be Placed

Citigroup Global Markets Limited		%
Bryan, Garnier & Co.		%

100%

SCHEDULE 3

ITEMS FOR DISCLOSURE PACKAGE

1.	The Company is selling a total of [—] Ordinary Shares in the Offerings, comprised of:

a.	[—] Ordinary Shares, represented by ADSs, in the U.S. Offering; and

b.	[—] Ordinary Shares in the International Placement.

2.	The Company has granted an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional [—] Ordinary Shares in the U.S. Offering.

3.	The Company has granted an option to the International Underwriters for them to place up to an additional [—] Ordinary Shares in the International Placement.

4.	The offering price per Ordinary Share in the U.S. Offering shall be $[—] (which price shall be equivalent to €[ ] per Ordinary Share based upon the exchange rate as of the date hereof, as agreed between the U.S. Representatives and the Company).

5.	The placement price per Ordinary Share in the International Placement shall be €[—].

6.	For the U.S. Offering, the only Written Testing-the-Waters Communications (as defined in the U.S. Underwriting Terms) distributed by the Company consist of: [ ]

7.	The Company and the Underwriters have consented to the use of the following Issuer Free Writing Prospectuses: [ ]

APPENDIX I

U.S. UNDERWRITING TERMS

DBV Technologies SA

                 Ordinary Shares (€0.10 nominal value)

Each represented by American Depositary Shares

U.S. Underwriting Terms

Reference is made to that certain Master Underwriting Agreement (the “Master Agreement”) among DBV Technologies SA, a société anonyme incorporated under the laws of France, registered with the registre du commerce et des sociétés of Nanterre under number 441 772 522, the registered office of which is Green Square – Bât. D, 80/84 rue des Meuniers – 92220 Bagneux, France (the “Company”), on the one hand, and Citigroup Global Markets Inc., Leerink Partners LLC, Bryan, Garnier & Co. and Trout Capital LLC (collectively, the “Underwriters”) on the other hand, pursuant to which the Company proposes to conduct (i) a public offering in the United States and concurrent private offering in Canada and certain other countries (collectively, the “U.S. Offering”) of ordinary shares, €0.10 nominal value per share, of the Company (the “Ordinary Shares”), which Ordinary Shares may be in the form of American Depositary Shares (“ADSs”), and (ii) a concurrent registered private placement of Ordinary Shares in France and certain other countries outside of the United States and Canada. These U.S. Underwriting Terms shall govern the conduct of the U.S. Offering and are incorporated into and expressly made a part of the Master Agreement.

Each of Citigroup Global Markets Inc., Leerink Partners LLC, Bryan, Garnier & Co. and Trout Capital LLC has agreed to act as an underwriter for the U.S. Offering (each, a “U.S. Underwriter”) and has agreed that Citigroup Global Markets Inc. and Leerink Partners LLC shall act as representatives (the “U.S. Representatives”) for the U.S. Underwriters in connection with the U.S. Offering.

The Company has agreed to sell to the several U.S. Underwriters, and the U.S. Underwriters have severally agreed to purchase from the Company, [—] Ordinary Shares to be delivered in the form of ADSs (said shares to be issued and sold by the Company being hereinafter called the “U.S. Underwritten Shares”). The Company is also granting to the U.S. Underwriters an option to purchase up to an additional [—] Ordinary Shares to cover over-allotments, if any (the “U.S. Option Shares” and together with the U.S. Underwritten Shares, the “U.S. Shares”).

Prior to the Closing of the U.S. Offering, the Company will enter into a Deposit Agreement (the “Deposit Agreement”), to be entered into among the Company, Citibank, N.A., as depositary (the “Depositary”) and all holders and beneficial owners of the ADSs issued thereunder. Upon deposit of any Ordinary Shares, the Depositary will issue ADSs representing the U.S. Shares so deposited. The ADSs may be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent one-half of one Ordinary Share, and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “U.S. Underwritten Shares,” and “U.S. Option Shares” and “U.S. Shares” shall be deemed to refer in each case to any ADSs representing such securities and the ADRs evidencing such ADSs.

The terms U.S. Representatives and U.S. Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in these U.S. Underwriting Terms shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 15 below.

1. Representations and Warranties of the Company.

(i) The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-198870) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the U.S. Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to the U.S. Underwriters. The Company will next file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information with respect to the Underlying Shares and the offering thereof in the form of ADSs required by the Act and the rules thereunder and, except to the extent the U.S. Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the U.S. Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest U.S. Preliminary Prospectus) as the Company has advised the U.S. Underwriters, prior to the Execution Time, will be included or made therein.

(b) The Registration Statement, when it became effective, did, and when the U.S. Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined below) and on any date on which U.S. Option Shares are purchased, if such date is not the Closing Date (a “settlement date”), each U.S. Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; the Registration Statement, when it became effective, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the Applicable Time and on the Closing Date and any settlement date, the Disclosure Package will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the U.S. Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion in the Registration Statement or the U.S. Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any U.S. Underwriter consists of the information described as such in Section 8 hereof.

(c) The Company has caused to be filed with the Commission a registration statement (file number 333-199231) on Form F-6 for the registration under the Act of the offering and sale of the ADSs (the “ADS Registration Statement”). The Company may have filed one or more amendments thereto, each of which has previously been furnished to the U.S. Underwriters. Such ADS Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its effective date, did not, as of its effective date, and will not, as of the Applicable Time and on the Closing Date and any settlement date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d) Upon issuance by the Depositary of ADSs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and persons in whose names the ADSs are registered will be entitled to the rights specified in the corresponding ADRs (as applicable) and in the Deposit Agreement; and upon the sale and delivery to the U.S. Underwriters of the U.S. Shares, and payment therefor, pursuant to the Master Agreement, including these U.S. Underwriting Terms, the U.S. Underwriters will acquire good, marketable and valid title to such U.S. Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(e) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the U.S. Underwriters in connection with (A) the delivery of the Ordinary Shares in the manner contemplated by these U.S. Underwriting Terms, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADSs or (C) the sale and delivery by the U.S. Underwriters of the U.S. Shares or the ADSs, as the case may be, as contemplated herein.

(f) Except as described in each of the Disclosure Package and the U.S. Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current French law and regulations be paid to the Depositary and to the holders of U.S. Shares, as the case may be, in euros and may be converted into foreign currency that may be transferred out of France in accordance with, and subject to the limitation contained in, the Deposit Agreement.

(g) (i) The Disclosure Package, when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of U.S. Underwritten Shares and the number of U.S. Option Shares to be included on the cover page of the U.S. Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of U.S. Underwritten Shares and the number of U.S. Option Shares to be included on the cover page of the U.S. Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any U.S. Underwriter consists of the information described as such in Section 8 hereof.

(h) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(i) From the time of initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(j) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the U.S. Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the U.S. Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the U.S. Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 3 to the Master Agreement. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(k) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any U.S. Underwriter consists of the information described as such in Section 8 hereof.

(l) DBV Technologies Inc., a Delaware corporation (the “Subsidiary”) is the Company’s sole subsidiary. Each of the Company and the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction), with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the U.S. Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiary, taken as a whole (a “Material Adverse Effect”) (to the extent the concepts of “due qualification” and/or “good standing” or such equivalent concepts exists under the laws of such jurisdiction).

(m) The Company’s share capital is as set forth in the Disclosure Package and the U.S. Prospectus under the heading “Capitalization”; the share capital of the Company conforms to the description thereof contained in the Disclosure Package and the U.S. Prospectus; the U.S. Shares have been duly and validly authorized and issued and are fully paid; the U.S. Shares have been duly and validly authorized and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to the Master Agreement, will be fully paid; the certificates for the U.S. Shares are in valid form; the holders of outstanding shares of share capital of the Company are not entitled to preemptive (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for the U.S. Shares, except for any such rights as have been effectively waived or complied with; and, except as set forth in the Disclosure Package and the U.S. Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of share capital of or ownership interests in the Company are outstanding. All the outstanding shares of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the U.S. Prospectus, all outstanding shares of capital stock of the U.S. Subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(n) There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADS Registration Statement or U.S. Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the U.S. Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the U.S. Prospectus); and the statements in the U.S. Preliminary Prospectus and the U.S. Prospectus under the headings “Material Income Tax Considerations”, “Risk Factors – Risks Related to Product Development, Regulatory Approval and Commercialization,” “Risk Factors – Intellectual Property Risks Related to Our Business,” “Business – Intellectual Property,” and “Business – Government Regulation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(o) Each of the Master Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company.

(p) The Company is not and, after giving effect to the offering and sale of the U.S. Shares and the application of the proceeds thereof as described in the Disclosure Package and the U.S. Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the U.S. Shares by the U.S. Underwriters in the manner contemplated herein and in the Disclosure Package and the U.S. Prospectus.

(r) Neither the issue and sale of the U.S. Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiary pursuant to, (i) the charter or by-laws of the Company or its Subsidiary,

(ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its Subsidiary is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiary or any of its or their properties, except in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect on the Company’s ability to consummate the transactions contemplated hereby.

(s) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for any such rights as have been effectively waived or complied with.

(t) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the U.S. Preliminary Prospectus, the U.S. Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Information” in the U.S. Preliminary Prospectus, the U.S. Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the U.S. Preliminary Prospectus, the U.S. Prospectus and the Registration Statement, the information included therein.

(u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiary or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of the Master Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto).

(v) Each of the Company and its Subsidiary owns or leases all such properties as are necessary to the conduct of its operations as presently conducted in all material respects.

(w) Neither the Company nor its Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), for such breach or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Deloitte & Associés., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the U.S. Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(y) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto).

(z) No labor problem or dispute with the employees of the Company or its Subsidiary exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiary’s principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto).

(aa) The Company and its Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its Subsidiary or its respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor its Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto).

(bb) The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto).

(cc) The Company and its Subsidiary possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except in each case, the lack of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto).

(dd) The Company and its Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, the U.S. Preliminary Prospectus and the U.S. Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Company and its Subsidiary’s internal controls over financial reporting are effective at the reasonable assurance level and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ee) The Company and its Subsidiary maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective at the reasonable assurance level.

(ff) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the U.S. Shares.

(gg) The Company and its Subsidiary are (i) in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance in all material respects with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the U.S. Prospectus, neither the Company nor its Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(hh) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended

(“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or its Subsidiary that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its Subsidiary that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiary compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiary; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiary compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiary; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or its Subsidiary related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or its Subsidiary may have any liability.

(ii) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(jj) Neither the Company nor its Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiary is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and neither the Company nor its Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiary is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company and its Subsidiary.

(kk) The operations of the Company and its Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) Neither the Company nor its Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiary (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or would reasonably be expected to result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(mm) Neither the Company nor its Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiary, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(nn) Except as has been disclosed to the U.S. Underwriters or is not material to the analysis under any Sanctions, neither the Company nor its Subsidiary has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or its Subsidiary have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(oo) The Company and its Subsidiary own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted. Except as set forth in the Disclosure Package and the U.S. Prospectus under the caption “Business—Intellectual Property,” (a) there are no rights of third parties to any such Intellectual Property, except any rights which have not had and are not reasonably likely to result in a Material Adverse Effect; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any fact which would form a reasonable basis for any such claim; (f) to the Company’s knowledge, there is no patent or published patent application in the United States which contains claims that interfere with the issued or pending claims of any Intellectual Property described in the Disclosure Package and the U.S. Prospectus as being owned by or licensed to the Company; and (g) there is no prior art of which the Company is aware that is reasonably likely to render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(pp) Neither the Company nor its Subsidiary nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise).

(qq) Except as described in the Registration Statement, the Disclosure Package and the U.S. Prospectus, as applicable, the Company and the Subsidiary (i) are and at all times have been in compliance with all statutes, rules and regulations in the United States or any other jurisdiction applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws, the statutes, regulations and directives of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and all other government funded or sponsored healthcare programs including the TRICARE program (32 C.F.R. § 199.17), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, including, without limitation, the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any U.S. Department of Veterans Affairs agreement, and any successor government programs, and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company (collectively, the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) have not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws

(“Authorizations”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) have not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the Company’s knowledge, is any such limitation, suspension, modification or revocation threatened; (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (vii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(rr) The nonclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company or the Subsidiary, or in which the Company or the Subsidiary have participated, that are described in the Registration Statement, the Disclosure Package and the U.S. Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the U.S. Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the FDA and comparable drug regulatory agencies outside of the United States to which it is subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Disclosure Package or the U.S. Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such trials; the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Disclosure Package and the U.S. Prospectus; the Company and the Subsidiary have operated and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; neither the Company nor the Subsidiary have received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency which could lead to the termination or suspension of any nonclinical studies or clinical trials that are described in the Registration Statement, the Disclosure Package and the U.S. Prospectus or the results of which are referred to in the Registration Statement, Disclosure Package or the U.S. Prospectus, other than ordinary course communications, and, to the Company’s knowledge, there are no reasonable grounds for same.

(ss) Except as set forth in or contemplated in the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto), the Company possesses all licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and has made all declarations and filings with, the applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto), or to permit all nonclinical studies and clinical trials conducted by or on behalf of the Company, including, without limitation, all necessary FDA and applicable foreign regulatory agency approvals; the Company is not in violation of, or in default under, any such Permit, except as set forth in or contemplated in the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto); and the Company has not received notice of any revocation or modification of any such Permit and does not have any reason to believe that any such Permit will not be renewed in the ordinary course, except as set forth in or contemplated in the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto). The Company (i) is, and at all times has been, in compliance with all Applicable Laws, and (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Applicable Laws or (B) any Permits required by any such Applicable Laws.

(tt) To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities.

(uu) None of the Company’s product candidates have received marketing approval from any Regulatory Authority.

(vv) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(ww) The statistical and market-related data included in the Registration Statement, the Disclosure Package and the U.S. Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects.

Any certificate signed by any officer of the Company and delivered to the U.S. Representatives or counsel for the U.S. Underwriters in connection with the offering of the U.S. Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each U.S. Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company shall sell to each U.S. Underwriter, and each U.S. Underwriter shall purchase from the Company, severally and not jointly, at the purchase price set forth in the Master Agreement, the amount of the U.S. Underwritten Shares set forth opposite such U.S. Underwriter’s name on Schedule 1 to the Master Agreement.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company grants an option to the several U.S.

Underwriters to purchase, severally and not jointly, up to [—] U.S. Option Shares at the same purchase price per share as the U.S. Underwriters shall pay for the U.S. Underwritten Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the U.S. Underwritten Shares but not payable on the U.S. Option Shares. Said option may be exercised only to cover over-allotments in the sale of the U.S. Underwritten Shares by the U.S. Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the U.S. Prospectus upon written or telegraphic notice by the U.S. Representatives to the Company setting forth the number of shares of the U.S. Option Shares as to which the several U.S. Underwriters are exercising the option and the settlement date. The number of U.S. Option Shares to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Shares to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Shares, subject to such adjustments as the U.S. Underwriters in their absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the U.S. Underwritten Shares and the U.S. Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [—], 2014 , or at such time on such later date not less than three Business Days after the foregoing date as the U.S. Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Shares being called in these U.S. Underwriting Terms the “Closing Date”). Delivery of the U.S. Shares shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S. Representatives of the respective aggregate purchase prices of the U.S. Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the U.S. Underwritten Shares and the U.S. Option Shares shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver (at the expense of the Company) to the U.S. Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the U.S. Representatives (which shall be no earlier than three Business Days after exercise of said option unless the U.S. Representatives and the Company otherwise agree) certificates for the U.S. Option Shares in such names and denominations as the U.S. Representatives shall have requested for the respective accounts of the several U.S. Underwriters, against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the U.S. Option Shares occurs after the Closing Date, the Company will deliver to the U.S. Representatives on the settlement date for the U.S. Option Shares, and the obligation of the U.S. Underwriters to purchase the U.S. Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The ADSs evidencing the U.S. Underwritten Shares and U.S. Option Shares shall be registered in such names and in such denominations as the U.S. Representatives may request not less than one full business day prior to the applicable Closing Date.

4. Offering by Underwriters. It is understood that the several U.S. Underwriters propose to offer the U.S. Shares for sale to the public as set forth in the U.S. Prospectus.

5. Agreements.

The Company agrees with the several U.S. Underwriters that:

(a) Prior to the termination of the offering of the U.S. Shares, the Company will not file any amendment of the Registration Statement or the ADS Registration Statement or supplement to the U.S. Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the U.S. Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the U.S. Representatives reasonably object. The Company will cause the U.S. Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the U.S. Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. The Company will promptly advise the U.S. Representatives (i) when the U.S. Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or the ADS Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the U.S. Shares, any amendment to the Registration Statement or the ADS Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, the ADS Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the U.S. Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the U.S. Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement or ADS Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADS Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the U.S. Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the U.S. Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the U.S. Underwriters in such quantities as they may reasonably request.

(c) If, at any time when a prospectus relating to the U.S. Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which either of the U.S. Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the U.S. Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the U.S. Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented U.S. Prospectus to the U.S. Underwriters in such quantities as they may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the U.S. Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement and the ADS Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement and the ADS Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by a U.S. Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each U.S. Preliminary Prospectus, the U.S. Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the U.S. Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the U.S. Shares for sale under the laws of such jurisdictions as the U.S. Representatives may reasonably designate and will use commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the U.S. Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the U.S. Shares, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than any S-8 Registration Statement relating to the Company’s equity incentive plans) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreements, provided, however, that the Company may (i) issue and sell Ordinary Shares pursuant to any employee stock option plan, non-employee incentive warrants plan, free shares plan, employee warrants (BSPCE), stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, and (iii) offer, issue and sell shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 5% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the U.S. Shares, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of securities that are consistent with the lock-up letters described in Section 6(o) hereof for the remainder of the 90-day restricted period.

(h) If Citigroup Global Markets Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(o) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i) The Company will not take, directly or indirectly, without giving effect to the actions of the U.S. Underwriters, any action designed to or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus, each Issuer Free Writing Prospectus, the ADS Registration Statement, and each amendment or supplement to any of them; (ii) the preparation of the Deposit Agreement, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance (if applicable) of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Prospectus, the ADS Registration Statement, and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the U.S. Shares; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the U.S. Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the U.S. Shares; (v) the printing (or reproduction) and delivery of the Master Agreement, including these U.S. Underwriting Terms, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the U.S. Shares; (vi) the registration of the U.S. Shares under the Exchange

Act and the listing of the ADSs on the NASDAQ Stock Market; (vii) any registration or qualification of the U.S. Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the U.S. Underwriters relating to such registration and qualification); (viii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the U.S. Underwriters relating to such filings); provided, however, that the reasonable fees and expenses of counsel for the U.S. Underwriters related to subclauses (vii) and (viii) of this Section 5(j) shall not exceed $15,000; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the U.S. Shares (but specifically excluding the travel and lodging expenses of the U.S. Representatives); provided, however, that the Company shall be responsible for half of the cost and expenses of any aircraft chartered in connection with the “road show” for the U.S. Shares and the U.S. Underwriters shall be responsible for the balance; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) The Company agrees that, unless it has or shall have obtained the prior written consent of the U.S. Representatives, and each U.S. Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the U.S. Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule 3 to the Master Agreement or any electronic roadshow. Any such free writing prospectus consented to by the U.S. Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l) The Company will notify promptly the U.S. Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the U.S. Shares within the meaning of the Act and (b) completion of the 90-day restricted period referred to in Section 5(g) hereof.

(m) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the U.S. Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the U.S. Representatives in such quantities as may be reasonably requested.

6. Conditions to the Obligations of the U.S. Underwriters. The obligations of the U.S. Underwriters to purchase the U.S. Underwritten Shares and the U.S. Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in these U.S. Underwriting Terms as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under these U.S. Underwriting Terms and to the following additional conditions:

(a) The U.S. Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Goodwin Procter LLP, counsel for the Company, to have furnished to the U.S. Representatives their opinion, dated the Closing Date and addressed to the U.S. Representatives, in form and substance satisfactory to the U.S. Representatives.

(c) The Depositary shall have requested and caused Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, to have furnished to the U.S. Representatives their opinion dated the Closing Date and addressed to the U.S. Representatives, in form and substance satisfactory to the U.S. Representatives.

(d) The Company shall have requested and caused Goodwin Procter LLP, intellectual property counsel for the Company, to have furnished to the U.S. Representatives their opinion dated the Closing Date and addressed to the U.S. Representatives, in form and substance satisfactory to the U.S. Representatives.

(e) The Company shall have requested and caused Gide Loyrette Nouel A.A.R.P.I., French counsel for the Company, to have furnished to the U.S. Representatives such opinion or opinions dated the Closing Date and addressed to the U.S. Representatives, in form and substance satisfactory to the U.S. Representatives.

(f) The U.S. Representatives shall have received from Cooley LLP, counsel for the U.S. Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the U.S. Shares, the Registration Statement, the ADS Registration Statement, the Disclosure Package, the U.S. Prospectus (together with any supplement thereto) and other related matters as the U.S. Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The U.S. Representatives shall have received from Wragge Lawrence Graham & Co., French counsel for the U.S. Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the U.S. Representatives.

(h) The Company shall have furnished to the U.S. Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADS Registration Statement, the Disclosure Package, the U.S. Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the U.S. Shares, and the Underwriting Agreements and that:

(i) the representations and warranties of the Company in the Underwriting Agreements are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the ADS Registration Statement or the Registration Statement or of any notice objecting to their use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and U.S. Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the U.S. Prospectus (exclusive of any supplement thereto).

(i) The Company shall have requested and caused Deloitte & Associés to have furnished to the U.S. Representatives on the date of the filing of the U.S. Prospectus and at the Closing Date, letters, dated respectively as of the date of the filing of the U.S. Prospectus and as of the Closing Date, in form and substance reasonably satisfactory to the U.S. Representatives.

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the U.S. Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the U.S. Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the U.S. Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the U.S. Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the U.S. Prospectus (exclusive of any amendment or supplement thereto).

(k) The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the U.S. Representatives and the Deposit Agreement shall be in full force and effect.

(l) The Depositary shall have furnished or caused to be furnished to the U.S. Representatives certificates satisfactory to the U.S. Representatives evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the U.S. Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the U.S. Representatives reasonably request.

(m) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n) Prior to the Closing Date, the Company shall have furnished to the U.S. Representatives such further customary information, certificates and documents as the U.S. Representatives may reasonably request.

(o) The U.S. Shares shall have been listed and admitted and authorized for trading on the NASDAQ Stock Market, and satisfactory evidence of such actions shall have been provided to the U.S. Representatives.

(p) At the Execution Time, the Company shall have furnished to the U.S. Representatives a letter substantially in the form of Exhibit A hereto from each officer, director and specified shareholders of the Company addressed to the U.S. Representatives.

(q) At the Execution Time and the Closing Date, the Company shall have furnished to the U.S. Representatives a certificate of the Company, signed by the Chief Financial Officer, dated the Execution Time and the Closing Date, respectively, certifying as to the accuracy of certain financial information included in the Registration Statement and the U.S. Prospectus, all in form and substance reasonably satisfactory to the U.S. Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided herein, or if any of the opinions and certificates mentioned above or elsewhere herein shall not be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters, the Master Agreement and all obligations of the U.S. Underwriters under the Master Agreement may be canceled at, or at any time prior to, the Closing Date by the U.S. Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cooley LLP, counsel for the U.S. Underwriters, at 500 Boylston Street, 14th Floor, Boston, MA 02116-3736, on the Closing Date.

7. Reimbursement of U.S. Underwriters’ Expenses. If the sale of the U.S. Shares provided for in these U.S. Underwriting Terms is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof is not satisfied (other than clause (i) of Section 6(g)), because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the U.S.

Underwriters, the Company will reimburse the U.S. Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the U.S. Shares.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees, affiliates and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the U.S. Shares as originally filed or in any amendment thereof, or in the ADS Registration Statement as originally filed or in any amendment thereof, or in any U.S. Preliminary Prospectus, or in any Issuer Free Writing Prospectus, or in any Written Testing-the-Waters Communication or in any U.S. Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each U.S. Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADS Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the U.S. Shares and under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the U.S. Shares, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any U.S. Preliminary Prospectus and the U.S. Prospectus constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. Preliminary Prospectus, the U.S. Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Company is the indemnifying party, shall be limited to one such separate counsel (in addition to any local counsel) for any U.S. Underwriter together will all persons who control such U.S. Underwriter within the meaning of the Exchange Act or the Act, and no more than three such separate counsel (in addition to any local counsel) for all the U.S. Underwriters) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the U.S. Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the U.S. Underwriters on the other from the offering of the U.S. Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the U.S. Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the U.S. Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any U.S. Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such U.S. Underwriter with respect to the offering of the U.S. Shares exceeds the amount of any damages that such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of a U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADS Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by a U.S. Underwriter. If any one or more U.S. Underwriters shall fail to purchase and pay for any of the U.S. Shares agreed to be purchased by such U.S. Underwriter or U.S. Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations hereunder, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Shares set forth opposite their names in Schedule 1 o the Master Agreement bears to the aggregate amount of U.S. Shares set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Shares which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of U.S. Shares which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Shares set forth in Schedule 1 to the Master Agreement, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Shares, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Shares, the Master Agreement will terminate without liability to any nondefaulting U.S. Underwriter or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement, the ADS Registration Statement and the U.S. Prospectuses or in any other documents or arrangements may be effected. Nothing contained herein shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company and any nondefaulting U.S. Underwriter for damages occasioned by its default under the Master Agreement.

10. Termination. The Master Agreement shall be subject to termination in the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or Euronext or trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State or French authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or France of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the U.S. Representatives, impractical or inadvisable to proceed with the offering or delivery of the U.S. Shares as contemplated by the U.S. Preliminary Prospectus and the U.S. Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the U.S. Underwriters set forth herein will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or the Company or any of the officers, directors, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of the Master Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:(212) 816-7912) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to                          and confirmed to it at Green Square-Bâtiment D, 80/84 rue des Meuniers, 92220 Bagneux France, attention of the Legal Department, with a copy to Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, 02109, Attention: Mitchell S. Bloom and Michael H. Bison.

13. Applicable Law. These U.S. Underwriting Terms will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

14. Headings. The section headings used in these U.S. Underwriting Terms are for convenience only and shall not affect the construction hereof.

15. Definitions. The terms that follow, when used in these U.S. Underwriting Terms, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADS Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Applicable Time” means [—] : [—] (New York City time) on the date of the Master Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean, taken together as a whole, (i) the U.S. Preliminary Prospectus as generally distributed to investors and used to offer the U.S. Shares, (ii) the Issuer Free Writing Prospectuses, if any, identified on Schedule 3 to the Master Agreement, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the additional information set forth on Schedule 3 to the Master Agreement.

“Effective Date” shall mean each date and time that the Registration Statement and the ADS Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that the Master Agreement is executed and delivered by the parties thereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“New York Courts” shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the U.S. Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the U.S. Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

“Underlying Shares” shall mean the U.S. Shares that will be represented by the ADSs.

“U.S. Preliminary Prospectus” shall mean any preliminary prospectus with respect to the offering of the U.S. Shares referred to in paragraph 1(i)(a) above included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“U.S. Prospectus” shall mean the prospectus relating to the U.S. Shares that is first filed pursuant to Rule 424(b) after the Execution Time.

“U.S. Underwriters” shall mean the several underwriters named in Schedule 1 to the Master Agreement.

Exhibit A

DBV Technologies S.A.

Public Offering of Ordinary Shares

, 2014

Citigroup Global Markets Inc.

Leerink Partners LLC

Bryan, Garnier & Co.

Trout Capital LLC

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Master Underwriting Agreement (the “Underwriting Agreement”), between DBV Technologies S.A., a French Société Anonyme (the “Company”), and each of you as the Underwriters named therein, relating to underwritten public offerings in the United States and Canada (the “U.S. Offering”) and in France and certain other countries (the “International Offering” and, together with the U.S. Offering, the “Public Offerings”) of ordinary shares, par value €0.10 per share (the “Ordinary Shares”), of the Company (the “Offerings”), which, in the case of the U.S. Offering may be represented by American Depositary Shares (“ADSs”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Leerink Partners LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares, ADSs or other shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than: (i) Ordinary Shares or ADSs acquired in the Public Offerings; (ii) Ordinary Shares or ADSs acquired in open market transactions on or after the date of the Underwriting Agreement; (iii) Ordinary Shares or ADSs disposed of as bona fide gifts; (iv) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned; (v) by will or intestate succession upon the death of the undersigned; (vi) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; (vii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as

[Form of Lock-up Agreement]	EXHIBIT A

defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned) or (B) as part of a distribution without consideration by the undersigned to its stockholders, partners, members or other equity holders; or (viii) with the prior written consent of Citigroup Global Markets Inc. and Leerink Partners LLC; provided, however, that in the case of (i) through (vii) above, no filing under Section 16 of the Exchange Act or other public announcement shall be required or shall be voluntarily made by the undersigned or any other party, including the transferee, donee, heir or trustee, as applicable, during the Lock-Up Period with respect to a sale or other disposition of such Ordinary Shares or ADSs; and provided further that in the case of (iii) through (vii) above, it shall be a condition of the transfer that (1) the transferee, recipient, donee, heir, trustee or beneficiary, as applicable, executes an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this agreement and that there shall be no further transfer of such capital stock except in accordance with this agreement, and (2) any such transfer shall not involve a disposition for value. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Ordinary Shares or ADSs the undersigned may purchase in the Public Offerings.

Notwithstanding anything to the contrary, nothing in this agreement shall prohibit the undersigned from entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, relating to the sale of securities of the Company, provided that the securities subject to such plan may not be sold and no public disclosure of any such action shall be required or shall be voluntarily made by any person until after the expiration of the Lock-Up Period.

If the undersigned is an officer or director of the Company, (i) Citigroup Global Markets Inc. and Leerink Partners LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, Citigroup Global Markets Inc. and Leerink Partners LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup Global Markets Inc. and Leerink Partners LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the Company advises the Citigroup Global Markets Inc. and Leerink Partners LLC in writing that it has determined not to proceed with the U.S Offering, (ii) the Company files an application with the U.S. Securities and Exchange Commission to withdraw the registration statement related to the U.S. Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of capital stock to be sold thereunder, or (iv) [March 31, 2015], in the event that the Underwriting Agreement has not been executed by such date.

[Form of Lock-up Agreement]	EXHIBIT A

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

[Form of Press Release]
Exhibit B

DBV Technologies SA

[Date]

DBV Technologies SA (the “Company”) announced today that Citigroup Global Markets Inc. and Leerink Partners LLC, the lead book-running managers in the Company’s recent public sale of American Depositary Shares (“ADSs”) representing the Company’s Ordinary Shares, is [waiving] [releasing] a lock-up restriction with respect to                  shares of the Company’s [ADSs] [Ordinary Shares] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[Form of Waiver/Release of Lock-up]	ADDENDUM

[Letterhead of CGMI]

Corporation

Public Offering of Ordinary Shares represented by American Depositary Shares

            , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by DBV Technologies SA (the “Company”) of                  Ordinary Shares, par value per share, of the Company, represented by American Depositary Shares (“ADSs”) and the lock-up letter dated             , 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20    , with respect to                  shares of ADSs (the “Shares”).

Citigroup Global Markets Inc. and Leerink Partners LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of CGMI Representative]

[Name and title of CGMI Representative]

[Signature of Leerink Representative]

[Name and title of Leerink Representative]

cc: Company

APPENDIX II

INTERNATIONAL UNDERWRITING TERMS

DBV Technologies SA

Ordinary Shares (€0.10 nominal value)

Guarantee Terms

A.	Reference is made to that certain Master Underwriting Agreement (the “Master Agreement”) among DBV Technologies SA, a société anonyme incorporated under the laws of France, registered with the registre du commerce et des sociétés of Nanterre under number 441 772 522, the registered office of which is Green Square – Bât. D, 80/84 rue des Meuniers – 92220 Bagneux, France (the “Company”), on the one hand, and Citigroup Global Markets Inc., Leerink Partners LLC, Bryan, Garnier & Co. and Trout Capital LLC (collectively, the “Underwriters”) on the other hand, pursuant to which the Company proposes to conduct (i) a public offering in the United States (the “U.S. Offering”) of ordinary shares, €0.10 nominal value per share, of the Company (the “Shares”) which Shares will be in the form of American Depositary Shares and (ii) a concurrent registered private placement of Shares in France and certain other countries (excluding the United States and Canada) ((ii) being the “International Private Placement”). These guarantee terms (the “International Underwriting Terms”) shall govern the conduct of the International Private Placement and the terms of guarantee of the issuance of the Shares and are incorporated into and expressly made a part of the Master Agreement.

B.	Each of Citigroup Global Markets Inc. and Bryan, Garnier & Co. has agreed to act as a lead manager for the International Private Placement (each, an “International Underwriter”). Under the Master Agreement, the International Underwriters may acquire Shares from the U.S. Underwriters (as defined in the Master Agreement), subject to compliance with the provisions of the Master Agreement, and the U.S. Underwriters may acquire Shares from the International Underwriters, subject to compliance with the provisions of the Master Agreement.

C.	The placement of Shares in the International Private Placement will be made in accordance with a French prospectus, comprising (i) the 2013 registration document dated April 16, 2014, registered with the French financial markets authority (the “AMF”) under number R.14-0017 (document de référence 2013), (ii) the update of the 2013 registration document of the Company dated September 22, 2014, registered with the AMF under number D.14-0286-A01 (actualisation du document de référence 2013), (iii) the operating note dated October 22, 2014, which will receive visa from the AMF on October 22, 2014 (note d’opération), (the “French Prospectus”). The French Prospectus and its riders or additions, if any, and the documents that will be incorporated by reference, and all documents, press releases, statements and opinions issued by the Company relating to the International Private Placement are hereinafter collectively referred to as the “Information Documents” and individually, an “Information Document”.

D.	The distribution of Shares in the International Private Placement shall be governed by these International Underwriting Terms. In the event that all or part of the Shares are not subscribed for or purchased in the International Private Placement, such Shares would no longer be governed by the provisions of these International Underwriting Terms, but by those of the U.S. Underwriting Terms made a part of the Master Agreement and, consequently, would not be subject to the standby purchase agreement in article 1.1 below.

ARTICLE 1.	Subscription guarantee

In accordance with these International Underwriting Terms, subject to the conditions set out in article 11 and in accordance with the commitments, declarations and guarantees made by the Company in article 4, the International Underwriters will make their best efforts to have up to                  Shares offered by the Company in connection with the International Private Placement (the “New Shares”) purchased by investors in France and outside of France, excluding the United States of America and Canada, at the price per Share set forth in the

Master Agreement (the “New Share Price”) and on the Settlement Date (as this term is defined in article 10 below). The International Underwriters will themselves acquire, at the New Share Price and on the Settlement Date (as this term is defined in Section 10 below), up to New Shares which have not been subscribed by investors. For this latter case, the allocation key between the International Underwriters for the acquisition of the New Shares which have not been subscribed by investors on the Settlement Date is given in Schedule 2 to the Master Agreement.

It is expressly agreed that the promise of the International Underwriters, being stipulated subject to article 12 below, shall not constitute a “performance guarantee” (garantie de bonne fin) within the meaning of article L.225-145 of the French Commercial Code.

ARTICLE 2.	Order receipt and allocations

2.1	The International Underwriters have constituted an order book in which the interest issued in connection with the International Private Placement is recorded daily. The International Underwriters will apply to each order in the updated order book the criteria that they will have defined by mutual agreement. The International Underwriters have made proposals for allocation compliant with market practices. Final allocation will be determined by the International Underwriters, in consultation with the Company.

2.2	The Company shall keep confidential the information referred to in article 2.1 above concerning the identity of investors (unless they are required to disclose it pursuant to any law or regulation applicable to them or compelled to do so by a decision of a court or competent authority) and not to use such information for any purpose other than the performance of the operations hereunder.

ARTICLE 3.	Distribution of the Information Documents - Restrictions on Sale

3.1	Distribution of the Information Documents

The Information Documents have not been filed or registered in any way that may make an offer to the public possible in any country. Accordingly, the International Underwriters will not use or distribute any of the Information Documents or any other document relating to the Company in a country where such use or distribution would contravene legislation or regulations, or would require prior deposit, registration or the approval of any authority.

3.2	Restrictions on Sale

General Provisions

3.2.1	The International Underwriters, on their own account as well as on behalf of their affiliates (the “Affiliates” for purposes of this article 3.2 within the meaning of Rule 501(b) of Regulation D (“Regulation D”) adopted pursuant to the Securities Act as this term is defined in article 3.2.2 below) and of any person authorized by them or acting on their behalf will:

(i)	not offer or sell the New Shares in the International Private Placement, except in accordance with the applicable laws and regulations of any relevant jurisdiction and the terms hereof;

(i)	comply with the restrictions on investment or sale specified in the Master Agreement, including these International Underwriting Terms, and the Information Documents, as well as those applicable under the applicable laws and regulations of any relevant jurisdiction.

United States of America

3.2.2	The International Underwriters acknowledge that the New Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (“Securities Act”) and may not be offered or sold in the United States of America except pursuant to an exemption from the registration requirements of the Securities Act.

3.2.3	On their own account and on behalf of their affiliates, the International Underwriters declare and warrant that they have neither offered nor sold, nor will they offer or sell the New Shares in the context of their original placing, except during operations that comply with Rule 903 of Regulation S of the Securities Act (this Regulation hereinafter referred to as “Regulation S”). Accordingly, the International Underwriters declare and warrant that neither they nor their Affiliates, nor any person acting on their behalf, have undertaken nor will they undertake directed selling efforts in the United States of America (as that term is defined in Regulation S under the Securities Act) with regard to the New Shares.

European Economic Area (other than France)

3.2.4	In relation to each Member State of the European Economic Area other than France which has implemented the Prospectus Directive (each, a “Relevant Member State”), the International Underwriters declare and guarantee that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of New Shares to the public in that Relevant Member State except that it may make an offer in that Relevant Member State of any New Shares at any time under the following exemptions under the Prospectus Directive, if it has been implemented in that Relevant Member State:

(i)	at any time to qualified investors as defined in the Prospectus Directive, pursuant to article 3.2(a) of the Prospectus Directive;

(ii)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the International Underwriters, by the Company for any such offer, pursuant to article 3.2(b) of the Prospectus Directive and article 1.3(a)(i) of the 2010 PD Amending Prospectus; or

(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Shares referred to in (i) above shall require the Company or the International Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of New Shares to the public” in relation to any New Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the New Shares to be offered so as to enable an investor to decide to purchase or subscribe the New Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC of the European Parliament and Council dated 4 November 2003 (as amended, including by the Modified Prospectus Directive as long as it has been implemented by the Relevant Member State) and (c) “Modified Prospectus Directive” means the Directive 2010/73/UE and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

3.2.5	As regards the United Kingdom, the International Underwriters declare and guarantee that:

(i)	they are persons whose ordinary business is to acquire, hold, manage and transfer financial products (for their own account or on behalf of third parties) as part of their profession, and (ii) they have neither offered nor sold, nor will they offer or sell the New Shares in the International Private Placement to persons other than those whose ordinary activities consist in acquiring, holding, managing or selling financial products (for their own account or on behalf of others) as part of their profession or who it is reasonable to assume will acquire, hold, manage or transfer financial products (for their own account or on behalf of third parties) as part of their profession;

(ii)	they have complied and will comply with all provisions of the Financial Services and Markets Act (Financial Promotion) Order 2005 (as amended) applicable to everything they do in relation to the International Private Placement, whether within the United Kingdom, from the United Kingdom or in any other circumstance involving the United Kingdom in any way, shape or form.

Japan, Hong Kong and Singapore

3.2.6	The International Underwriters declare that they have not offered or sold, and promise not to offer or sell, any New Shares in Japan, Hong Kong and Singapore as part of the International Private Placement.

ARTICLE 4.	Declarations, guarantees and commitments of the Company

4.1	Declarations and Guarantees of the Company

The Company makes the following declarations and accords the following guarantees to the International Underwriters, stipulating that such declarations and guarantees shall be deemed reiterated at the Settlement Date and, if applicable, at any Additional Settlement Date (as that term is defined in article 7 below) as if they were made upon each of these dates:

4.1.1	the Company is duly constituted as a French public limited company with a board of directors and registered with the Trade and Companies Registry of Nanterre under the unique identification number of 441 772 522. The Company exists validly, operates in accordance with the laws and regulations that apply to it and has made all the filings, statements and registrations required by the competent authorities for the purpose of its activities. Its directors and officers have been lawfully appointed or elected and are validly in office in accordance with the law. Each of the Company’s direct Subsidiaries (as defined in article 4.1.6 below) has been duly constituted and exists validly under the laws and regulations in force. The Company and each of its Subsidiaries are fully empowered to hold and use their assets. The Company and each of its Subsidiaries hold, both in France and abroad, all permits and other authorizations necessary for the exercise of their activities as described in the Information Documents (the “Authorizations”). The Company’s activities and those of its subsidiaries are exercised in accordance with the Authorizations; the Authorizations are in full force and the Company has no knowledge of any proceedings of any kind that have may been initiated and could result in the withdrawal or modification of the Authorizations, and the Company has no reason to believe that such a proceeding could be initiated;

4.1.2	the Company has full power and capacity to enter into the Master Agreement, including these International Underwriting Terms; the conclusion of the Master Agreement, its execution and the completion of the operations described herein, and the issuing of the New Shares have been validly authorized by the competent corporate bodies of the Company, and all ceilings applicable to these authorizations have been respected; all the notices, authorizations and approvals necessary to proceed with the valid issuing of New Shares and the International Private Placement, and those necessary for execution by the Company of its obligations hereunder have been duly obtained and will remain in force on the Settlement Date (as defined in article 10 below);

4.1.3	the Master Agreement, including these International Underwriting Terms, has been validly concluded and signed and constitutes a set of rights and obligations, all of whose provisions are binding on the Company;

4.1.4	the Company has entered into the Master Agreement, including the International Underwriting Terms, in accordance with the laws and regulations in force and its by-laws, and this agreement does not constitute a breach of any provision of any contract or act binding on the Company or decision (judicial or other) legally binding on the Company, in France or abroad;

4.1.5	no authorization, registration, filing or approval of any administrative authority, governmental or judicial action, in France or abroad, is required to allow the execution of the Master Agreement, including these International Underwriting Terms, by the Company or the performance by the Company of the obligations it places on it or of the operations contemplated herein, other than the authorizations, registrations, filings or approvals obtained and fully in force or made by the Company;

4.1.6	the Company’s capital at the date of the Master Agreement consists of 15,794,680 shares all of the same class. The Company’s capital and the characteristics of the securities that comprise it are consistent with the description in the Information Documents. The shares constituting the Company’s capital have been validly issued, are fully paid and not subject to any statutory or legal restrictions on their free transferability; other than those disclosed in the Information Documents, there are no securities issued by the Company or any of its direct subsidiaries, as defined in article L.233-16 of the French Commercial Code (the “Subsidiaries”) giving or likely to give access, immediately or in the future, to a portion of the Company’s capital. With the exception of the information in the Information Documents, there is no agreement or promise under which the Company would be required or may be required to create other stock or securities giving or likely to give access, immediately or in the future, to its capital;

4.1.7	any shares or other securities constituting or giving or likely to give access, immediately or in the future, to the capital of the Subsidiaries have been validly issued and subscribed, and fully paid. Shares and other securities of Subsidiaries directly or indirectly held by the Company are free of any pledge, collateral or other security interest or third party rights;

4.1.8	subject to the payment of the New Share Price for each New Share and the issuing of a certificate by the custodian (certificat du dépositaire) under article L.225-146 of the French Commercial Code, the New Shares will be validly issued and fully paid on the Settlement Date and the Company shall take all necessary steps to have the New Shares admitted to the transactions of Euroclear France, Clearstream Banking SA, a public limited company (Luxembourg) and Euroclear Bank SA/NV and to have the New Shares admitted to trading on Euronext Paris on the Settlement Date; no collateral, pledge, lien or other security will exist on any New Shares, nor any third-party rights accorded by the Company;

4.1.9	all Shares are consistent, and the New Shares will be consistent, with the descriptions in the Information Documents;

4.1.10	the Company has established and signed the French Prospectus in accordance with legal and regulatory requirements, including the General Regulations and the instructions of the French Financial Markets Authority (Autorité des Marchés Financiers) (the “AMF”);

4.1.11	the Company confirms that the funds to come from the increase in capital will be used as described in the operating note;

4.1.12

the French Prospectus will receive visa from AMF on October 22, 2014 the Company’s auditors will submit a letter of completion of work (lettre de fin de travaux), a copy of which will be given to the AMF pursuant to article 212-15 of the General Regulations of the AMF, that will show no reservation, observation or warning other than what is described in the certificate of the head of the French Prospectus included in Chapter 1 of the operating note; this letter of completion of work will not be altered or replaced. The Information Documents, and their possible additions, supplements, riders or modifications contain and will contain, at their respective dates, all the information necessary for investors to make decisions based on the assets, activities, financial situation, results and prospects of the Company and its Subsidiaries taken as a whole and of the rights attached to the New Shares. The information contained in the Information Documents and their possible additions, supplements, riders or modifications are and will be exact, specific and sincere at their respective dates, and neither contain nor will they contain information that is inaccurate, deceptive or likely to mislead, nor will any information be omitted whose disclosure would be required or necessary in order not to render the information contained therein deceptive or likely to mislead, in the context in which it is given. All notices, statements, estimates, statements of intent, projections made by the Company in the Information Documents have been prepared in good faith and on reasonable grounds;

4.1.13	Accounts

The Company’s financial statements for the years ended December 31, 2011, 2012 and 2013, the Company’s half-year financial statements as of June 30, 2014 and the financial information regarding the Company’s subsidiary DBV Technologies Inc. as of June 30, 2014 (together the “Accounts”), reproduced in the Information Documents, give a true and fair view of the Company’s financial situation and that of its Subsidiaries, taken as a whole, and the results of the transactions on the dates of and for the periods indicated; the Accounts have been submitted to the appropriate regulatory authorities within the statutory period; the Accounts were prepared according to accounting principles generally applicable in France, applying consistent principles and methods used by the Company in accordance with the laws and regulations applicable in France; the Accounts have been certified by the Company’s auditors in accordance with French law and have been the subject of no reservations, observations or comments.

With the exception of those described in the Information Documents, no other changes have been made in the principles and methods used to prepare the financial statements at December 31, 2013 compared to the accounts as at December 31, 2012;

4.1.14	the statements regarding the net working capital and shareholders’ equity and indebtedness established pursuant to EC Regulation No. 809/2004 implementing the “Prospectus” directive as reviewed by the Company’s auditors in accordance with French law and reproduced in the Information Documents, were made in good faith and are sincere, truthful and accurate;

4.1.15	the Company and its subsidiaries have internal auditing procedures that they consider appropriate to prevent and manage risks arising from the activities of the company and the risk of error or fraud. In particular, the Company and its Subsidiaries have a system of internal accounting controls sufficient to ensure that (i) transactions are carried out with the general or specific approval of management, (ii) transactions are recorded to allow the preparation of the company and consolidated accounts in accordance with accounting principles generally applicable in France or IFRS standards, so as to justify the recognition of financial assets, (iii) no asset may be disposed of without the general or specific approval of management, and (iv) the accounting entries made for assets are compared with existing assets at regular intervals and appropriate adjustments are made in good time to address the differences. The description of the internal audit procedures as contained in the Information Documents is accurate, precise and sincere;

4.1.16

with the exception of that which appears in the Information Documents, since June 30, 2014 there has been no material adverse change, and no event or circumstance that has had or may have, individually or cumulatively, a significant adverse effect on the legal or financial situation, the results (including operating results), assets and activity, the Company’s prospects and those of its Subsidiaries taken as a whole, or on the International Private Placement or the operations it is contemplating (“Significant Adverse Effect”). With the exception of that which appears in the Information Documents, since June 30, 2014, neither the Company nor its subsidiaries have entered into any transactions (i) other than those concluded in the normal course of business or (ii) which, individually or cumulatively, would be exceptional due to their amount or nature for the Company and its Subsidiaries taken as a whole. With the exception of that which appears in the Information Documents, since June 30,

2014, the Company has not distributed nor has it agreed to the distribution of any dividends or any other distribution, nor has it authorized or carried out any issue of shares or other securities giving access, immediately or in the future, to the Company’s capital, nor to any modification of its capital;

4.1.17	neither the Company nor any of its Subsidiaries are in violation of either their by-laws or the laws or regulations applicable to them, or of any permits that have been issued to them. Neither the Company nor any of its Subsidiaries are failing to fulfill or respect any agreement, promise or other condition included in any contract, agreement, loan, financing agreement, debt, public contract or other agreement or instrument to which the Company is a party or by which the Company and/or any of its assets are or may be held, with the exception of violations that are likely to have neither a Significant Adverse Effect, nor a Significant Adverse Effect on the International Private Placement or the operations contemplated herein;

4.1.18	the New Shares when issued, the execution and performance of the Master Agreement, including these International Underwriting Terms, and the International Private Placement do not violate any law, regulation or ruling applicable to the Company and/or the Subsidiaries or the provisions of their Charter, or any commitments, whether contractual or not, otherwise made by the Company and/or its Subsidiaries or affecting their assets, nor do they constitute an event of default allowing a creditor to declare accelerated maturity of any debt contracted or guaranteed by the Company and/or its Subsidiaries;

4.1.19	the Company and each Subsidiary lawfully own all the assets described in the Information Documents and in the Company Accounts (and in the Subsidiaries’ accounts) and each of the fully-owned assets is free of any pledge, collateral or other security interest, with the exception of that which appears in the Information Documents. The Company and its subsidiaries own all their business assets and are the lawful owners of the buildings counted in their assets, with the exception of that which appears in the Information Documents. These business assets and buildings are not encumbered by any pledges, mortgages or other third party rights;

4.1.20	the Company and its Subsidiaries conduct their business activities in accordance with the applicable laws and regulations in the countries in which these activities are conducted as described in the Information Documents;

4.1.21	the Company and its Subsidiaries legally own all of the intellectual and industrial property rights that they use as part of their activities, or they own the valid and current usage rights thereto, and none of these rights violates the rights of third parties, it being stipulated that for purposes of this agreement the term “intellectual and industrial property rights” refers to the patents, patent applications, trademarks, company names, business names, domain names, designs and models, published or not, copyrights, software, rights relating to know-how and technology and all other intellectual and industrial property rights; in order to be able to conduct their activities as they are currently doing, the Company and its Subsidiaries need no intellectual or industrial property rights other than those they are using; the Company and its Subsidiaries have not infringed and do not infringe on any intellectual or industrial property rights belonging to third parties; no claim has been made against them nor is imminent, with regard to any of the intellectual and industrial property they use, with the exception of such infringements or claims that are not likely to have a Significant Adverse Effect;

4.1.22	apart from the disputes specifically described in the Information Documents, there are no other lawsuits, administrative cases or arbitration (including tax matters), or claims or notices of pending tax reassessment or, to the knowledge of the Company, threats of lawsuits, administrative cases or arbitration, or claims, including tax matters, or notices of tax reassessment, against the Company and/or its Subsidiaries, which might result, either individually or cumulatively, in a Significant Adverse Effect;

4.1.23	the Company and its Subsidiaries conduct their activities in accordance with the applicable laws and regulations, both French and European, in matters of health and safety, public health and the environment;

4.1.24	there are no labor disputes with the employees of the Company or any of its Subsidiaries nor, to the knowledge of the Company, are any imminent, which, in either of these cases, have or are likely to have a Significant Adverse Effect;

4.1.25	the Company and its subsidiaries have completed and submitted to the competent authorities all tax returns in the manner prescribed by the regulations in force and, in general, have complied with all tax requirements and obligations resulting from all applicable laws, regulations or decisions;

4.1.26	without prejudice to the information in the Information Documents, since June 30, 2014, neither the Company nor its Subsidiaries have entered into, nor are they planning to enter into, transactions which are likely to have a Significant Adverse Effect;

4.1.27	since June 30, 2014, neither the Company nor its Subsidiaries have (i) decided on early dissolution or liquidation of the Company and/or a Subsidiary or the sale of a substantial part of their assets, nor have they (ii) constituted any new subsidiaries, partnerships or joint ventures;

4.1.28	to the knowledge of the Company, no customer, supplier or partner of the Company and/or its subsidiaries intends to cease or reduce its business with the Company and/or Subsidiaries in a manner that may cause a Significant Adverse Effect;

4.1.29	all insurance policies taken out by the Company and its Subsidiaries are in force and all current premiums have been paid. Neither the Company nor any of its Subsidiaries is in default under these policies;

4.1.30	the Company is a foreign private issuer, as defined in Regulation S under the Securities Act and there is no substantial US market interest (as defined in Regulation S under the Securities Act) for its Shares;

4.1.31	neither the Company nor any of its Subsidiaries is, nor will they be after the subscription of the New Shares, (i) an investment company, as defined in the 1940 US Investment Company Act, as amended (the “Investment Company Act”) or (ii) a passive foreign investment company, or “PFIC” within the meaning of article 1297 of the United States Internal Revenue Code of 1986, as amended;

4.1.32	neither the Company nor its Affiliates have undertaken nor will they undertake directed selling efforts (as defined in Regulation S under the Securities Act) with regard to the New Shares.

4.1.33	neither the Company nor any of its Affiliates, nor any person acting on behalf of either has engaged, directly or indirectly, in any activity intended to incite or lead to, or which constitutes or could reasonably be regarded as likely to incite or lead to market price stabilization in violation of applicable laws, or as a manipulation of the price of the shares or other securities of the Company; neither the Company, nor any of its Affiliates, nor any person acting on behalf of any of them has spread by any ways or means false or deceptive information about the prospects or situation the Company or the prospects for the Company’s securities, that is likely to influence the price of these securities.

4.2.	Commitments of the Company

The Company makes the following promises to the International Underwriters, stipulating that these promises shall be deemed to be reiterated on the Settlement Date and, if applicable, on any Additional Settlement Date, as if they were made upon each of these dates:

4.2.1	the Company promises the International Underwriters, as of the date of signing of the Master Agreement and for a period ending ninety (90) days after the Settlement Date, not to, without the prior written consent of the International Underwriters, which consent may not be withheld without just and legitimate cause:

(a)	(i) carry out or promise to carry out any issue, offer, loan, pledge, promise to sell or transfer, directly or indirectly, of shares or other equity securities of the Company, or financial instruments giving access, directly or indirectly, immediately or in the future in any manner whatsoever, to the capital of the Company (“Equity Securities”); publicly announce its intention to carry out such an operation, (ii) allow or promise to allow, any third party or any Subsidiary to carry out any issue, offer, loan, pledge, promise to sell or transfer, directly or indirectly, of the Company’s Equity Securities, (iii) enter into any transaction of equivalent economic effect, it being stipulated that the following are excluded from the scope of this paragraph (a):

•	the New Shares issued in connection with the International Private Placement;

•	the Equity Securities that may be issued or delivered by the Company in connection with transactions reserved for employees and corporate officers of the Company;

•	shares that may be issued or delivered by the Company upon the exercising of the share subscription options or warrants;

•	shares that may be issued by the Company due to increases in capital resulting from the capitalization of reserves, profits or premiums; and

•	shares that may be issued by the Company due to increases in capital in exchange for contributions, or that may be issued in connection with mergers, provided that the beneficiaries of the increase in capital promise to keep the shares issued in exchange for contributions or in connection with mergers until the end of a period of /ninety (90) days after the Settlement Date.

(b)	enter into or promise to enter into any swap or other agreement transferring to a third party, in whole or in part, the economic effects of the ownership of Equity Securities, whether these transactions result in a settlement by delivery of Equity Securities or other securities, or a cash or any other type of settlement;

(c)	sell any option to purchase, purchase any option to sell;

4.2.2	until the Settlement Date, the Company promises not to decide on nor to carry out a capital reduction or any distribution of assets or profits, reserves or premiums;

4.2.3	until the end of a period of ninety (90) calendar days following the Settlement Date, the Company promises:

(a)	to notify the International Underwriters immediately of the occurrence of any event or of any significant information which could affect the market price of the Company’s Shares;

(b)	to notify the International Underwriters immediately if any declaration or guarantee contained in Section 4.1 above were to appear to be inaccurate or if any of the commitments contained in this article 4.2 were to not be fulfilled and this inaccuracy or non-fulfilment were likely to have a Significant Adverse Effect. In the event any of these occurrences, the Company will, as soon as possible, take all necessary measures to remedy the situation and fulfill its commitments, and will bear all costs (including taxes) that the International Underwriters would reasonably incur due to the inaccuracy of a declaration or guarantee contained in Section 4.1 above, or to non-fulfilment of the commitments in this section 4.2;

(c)

if an event or circumstance occurs that requires the modification, rider or supplementing any of the Information Documents pursuant to statutory or regulatory requirements or the rules of applicable markets or of competent market authorities, or in order to correct an inaccuracy or significant information that is inaccurate, deceptive or likely to mislead, or to supplement the information disclosed so as to remedy the omission of significant information whose disclosure would be required or which would be necessary in order for the information contained therein, in the context in which they are made, to not be deceptive or likely to mislead, to immediately inform the International Underwriters, and to prepare and furnish, at its expense, all riders and/or additions to the relevant Information Documents so as to remedy the situation; such modifications, riders or supplements shall be subject to the provisions of paragraph (d);

(d)	to first inform the International Underwriters as well as their legal counsel of any proposed modification, rider or supplement it intends to make to the Information Documents, in good time (especially within a reasonable time prior to sending any information to the AMF or any other authority in France or abroad, and before any public release);

(e)	to provide the International Underwriters, at no cost to the latter, at such times and places as they may reasonably request, the numbers of copies of the Information Documents and any riders and/or supplements thereto that the International Underwriters are likely to request, and this, from the date of the Master Agreement until the date on which all the New Shares have been subscribed (which date is to be determined by the International Underwriters);

4.2.4	the Company shall take all necessary measures to maintain the listing of the Shares on Euronext Paris and will comply with all laws and regulations applying to it due to the listing of the Shares on a regulated market;

4.2.5	the Company will comply with all provisions relating to the placing of the New Shares;

4.2.6	neither the Company nor its Affiliates will undertake directed selling efforts (as defined in Regulation S under the Securities Act) with regard to the New Shares

4.2.7	neither the Company nor any of its Affiliates, nor any person acting on behalf of either will engage, directly or indirectly, in any activity intended to incite or lead to, or which constitutes or could reasonably be regarded as likely to incite or lead to market price stabilization in violation of applicable laws, or as a manipulation of the price of the shares or other securities of the Company; neither the Company, nor any of its Affiliates, nor any person acting on behalf of any of them will spread by any ways or means false or deceptive information about the prospects or situation of the Company or the prospects for the Company’s securities, that could influence the price of these securities;

4.2.8	during the same period as provided for in section 4.2.1 above, the Company promises, provided that the Shares of the Company are admitted to trading on Euronext Paris, to provide the International Underwriters (i) copies of the reports and financial statements required by the laws and regulations in force; and (ii) any further clarification regarding the business or financial position of the Company that the International Underwriters may reasonably request, within the limits of what is allowed by the laws and regulations in force.

Fulfillment by the Company of the commitments given in this section 4.2 shall not affect its obligation to pay compensation under section 6 below.

ARTICLE 5.	Continuance of the Declarations, guarantees and commitments

The declarations and guarantees as well as the commitments made by the Company in article 4 above (as given, made or reiterated under the conditions provided for in that article), as well as the commitments of indemnification stipulated in article 6 below, may be invoked by the International Underwriters up until the date of expiry of the legal periods of limitation of these actions or claims, notwithstanding the completion of the issuing of the New Shares and the performance by the Company and the International Underwriters of their respective obligations under the Master Agreement.

ARTICLE 6.	Indemnity commitment

6.1.	The Company recognizes that the promises of the International Underwriters under the Master Agreement, including these International Underwriting Terms, are made on the basis of the declarations, guarantees and commitments of the Company, as set out in section 4 above.

6.2	Without prejudice to any damages that may be awarded under the law for any inaccuracy or omission of the declarations and guarantees contained herein or the information contained in the Information Documents or their possible additions, riders or changes, or for failure by the Company to meet any of its obligations under the Master Agreement, including these International Underwriting Terms, upon submission of supporting documents, the Company shall indemnify the International Underwriters and/or any of their Associates (as defined below), as well as the agents, officers, directors, representatives, associates and employees of these entities (individually or collectively, an “Indemnified Party”), for any and all direct prejudice, liabilities, damages, losses, expenses, penalties, outlays or costs that the International Underwriters and/or any of their Associates would be obliged to bear, including attorney costs, expenses and fees incurred in the defense of their interests, or as damages by reason of any claims, lawsuits, proceedings (in process or pending), investigation or court orders (a “Claim”) brought against or involving the International Underwriters and/or any of their Associates, for reasons including but not limited to:

(a)	the omission of information from an Information Document or from any of its possible additions, riders or modifications;

(b)	any inaccuracy, omission or statement that is likely to mislead, concerning information contained in an Information Document or any of its possible additions, riders or modifications;

(c)	the non-fulfilment of any of the promises made by the Company in the Master Agreement, including these International Underwriting Terms, or the real or alleged inaccuracy of any of the declarations or guarantees made by the Company in the Master Agreement, including these International Underwriting Terms.

6.3	In the event that an Indemnified Party were to be the subject of a Claim that could result in the indemnity undertaking provided in this article 6 being brought into play, it shall promptly notify the Company (the “Indemnifying Party”), it being stated that a failure or delay in such notification shall not have the effect of the relevant Indemnified Party’s losing their right to indemnification under this article 6.

6.4	In any event, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into a settlement or compromise on a proceeding to which the relevant Indemnified Party is or could be a party and which is likely to involve this article 6, unless such settlement agreement or compromise (i) includes an express, final and irrevocable waiver on the part of the claimants from holding the concerned Indemnified Party liable under the facts and circumstances of the complaint and a withdrawal from any proceeding or action brought against the concerned Indemnified Party under these same facts and circumstances, and (ii) contains no indication of misconduct, wrongful omission or any culpability attributable to the concerned Indemnified Party.

6.5	There shall be only one exception to the principle of compensation by the Indemnifying Party provided for above: if, in the conduct of the International Private Placement, the International Underwriters were to commit a fault qualified in a final and non-appealable judgment (decision définitive et exécutoire) as having the characteristics of gross negligence or willful misconduct and as constituting the determining cause of the damage for which compensation is sought from the Indemnifying Party.

6.6	It is stated here that the term “Associate” refers, for any person, to (i) the officers, directors, employees, representatives and agents of that person at any given moment; (ii) the subsidiaries and parent companies (if any) of that person; (iii) any subsidiary of these parent companies at any given moment, (iv) the officers, directors, employees, representatives and agents at any given moment of any subsidiary or parent company that is itself an Associate; and (v) the International Underwriters, their subsidiaries and their Associates.

6.7	All amounts payable by the Indemnifying Party to the Indemnified Party will be paid net after deductions and withholdings.

The obligations of the Company under this article 6 shall remain in force after the completion of the International Private Placement and, if applicable, notwithstanding the termination or cancellation of the Master Agreement for any reason whatsoever, including as a result of its cancellation or termination in accordance with article 12 below.

ARTICLE 7.	Over-allotment Option

7.1	For the sole purpose of covering any over-allotments that may occur in the course of the International Private Placement, the Company hereby consents to the International Underwriters, who accept, a promise to issue (the “Option”) (option de surallocation), which the International Underwriters may decide to exercise, for the issue by the Company of a maximum of additional New Shares. The total amount of the Option is limited to a maximum of 15% of the Shares.

This Option may be exercised in whole or in part, all at once, by written notice from the International Underwriters to the Company and before              2014.

7.2	Notice of the exercise of the Option must:

(a)	be received by the Company no later than 5:00 P.M. (Paris time) on ;

(b)	state the number of Shares (the “Additional Shares”) for which the International Underwriters exercise the Option; and

(c)	otherwise be in a form reasonably acceptable to the Company.

The above notice will be irrevocable. The subscription price for each Additional Share will be the New Share Price, the Company promising to pay, for the subscription of these Additional Shares, the set-up and management fee and the placement fee mentioned in article 9 below, to which value added tax will be added, if necessary.

Unless a different date is agreed between the Company on the one hand, and the International Underwriters on the other hand, Settlement of Additional Shares will take place on one of the following dates (the “Additional Settlement Date”):

(a)	the second trading day in Paris after the date the Option is exercised; or

(b)	the Settlement Date (as defined in section 10 below) in the event that the Option is exercised by the International Underwriters prior to the Settlement Date.

7.3	Payment for Additional Shares shall be made by the exchange of Additional Shares for the payment of the New Share Price, net of commissions, according to the same methods as those set out in section 9.1 hereof.

It is also expressly agreed that all the provisions, commitments, declarations and guarantees and certifications applicable to, or referring to the New Shares (including, notwithstanding any provision to the contrary, the provisions of section 9.1), and to the conditions for the realization hereunder will also be applicable, mutatis mutandis, to the Additional Shares, it being stated here that if the Additional Settlement Date is later than the Settlement Date, the provisions of articles 4, 5, 9, 10 and 11 will apply, mutatis mutandis, to the Additional Shares, by reference to the Additional Settlement Date instead of the Settlement Date.

ARTICLE 8.	Manipulation of the security

None of the Parties, nor any person acting on their own (including, but not limited to, the Affiliates), will engage, directly or indirectly, in any activity that may result in or constitute an illegal share price adjustment of a financial instrument issued by the Company or a manipulation of the market; none of the Parties, nor any Person acting on their own (including, but not limited to, the Affiliates) will spread by any way or means false or deceptive information to the public about the prospects or situation of the Company or the prospects for the Company’s securities, that could influence the price of these securities.

ARTICLE 9.	Commissions, fees and other charges

9.1	Management, underwriting and placement fees

The Company will compensate the International Underwriters in connection with the International Private Placement as set forth in article 1 of the Master Agreement.

9.2	Fees and other charges

The Company will also bear and directly pay for all costs, advance fees and miscellaneous expenses incurred by the International Underwriters in the conduct of the International Private Placement, including the related value added tax, where relevant, in particular, and not limited to:

•	printing, possible translation and distribution of the Information Documents, where necessary, summaries of the Information Documents, research reports, brochures and documents for public information purposes;

•	financial notices;

•	legal publication;

•	the costs of briefings with investors in France and abroad (roadshow costs, including the costs of travel and accommodations for the representatives of the International Underwriters);

•	document shipping costs;

•	fees and commissions payable to Euronext Paris and the fee payable to the AMF and any other market authority affected by the operation; and

•	the Company’s finance and securities service fees;

•	any stabilization costs incurred by the International Underwriters.

Upon presentation of receipts, the Company shall reimburse the International Underwriters, within thirty (30) days of the Settlement Date, for all expenses, costs and miscellaneous outlays (including tax) incurred by the International Underwriters during the International Private Placement, including remuneration of the International Underwriters’ advisors (including legal and tax advisors and experts), as well as costs incurred in connection with “due diligence”, noting that the International Underwriters’ advisors’ fees will be borne by the Company only up to a maximum of EUR          (excluding tax).

The above provisions shall remain applicable in the event of termination of the Master Agreement for any reason whatsoever.

ARTICLE 10.	Deposit of funds from subscriptions and Company regulations

The Company has signed a service agreement with Société Générale Securities Services (“SGSS”) (the “Service Agreement”).

Under the terms of the Service Agreement, SGSS is designated as custodian and will centralize the funds received in payment of subscriptions for New Shares (including, if need be, the funds received from the International Underwriters, in the event that the standby agreement under article 1 above were to come into play) and as such will be responsible for issuing a certificate of custodianship. It will credit these funds to a non-interest bearing “Capital Increase” account opened in its books on behalf of the Company and make them available to the Company on the Settlement Date defined below, after establishing the certificate of custodianship.

The settlement date for the New Shares (the “Settlement Date”) will be                     , or a later date if the Company and the International Underwriters decide to postpone the International Private Placement.

On the Settlement Date, settlement of the overall purchase price and delivery of the New Shares will be made simultaneously as follows:

(a)	SGSS will transfer an amount in Euros equal to the product obtained by multiplying the price of the New Shares by the total number of New Shares subscribed, to the “Capital Increase” account opened in its books on behalf of the Company, by wire transfer payable to the Company, and deliver to the Company a duly signed certificate of custodianship (which may be sent by fax), in accordance with article L. 225-146 of the French Commercial Code;

(a)	SGSS will immediately transfer an amount in Euros equal to the product obtained by multiplying the price of the New Shares by the total number of New Shares subscribed, from the “Capital Increase” account opened in its books on behalf of the Company to the bank account opened in its books on behalf of the Company, minus the fees calculated in accordance with article 9 above, which will be reimbursed to the International Underwriters;

(c)	simultaneously, the Company, in coordination with SGSS, after having taken, or had taken, all the necessary steps with regard to Euroclear France for the creation of the New Shares, will instruct SGSS to credit the New Shares to the accounts of each shareholder or the International Underwriters.

ARTICLE 11.	Preconditions for the payment of the proceeds of the increase in capital

As of the Settlement Date, the following conditions must be met:

(a)	the notice of admission of the New Shares on Euronext Paris must be published by Euronext Paris;

(b)	the declarations and guarantees of the Company hereunder must be accurate in all respects as of the date of the Master Agreement, and will be reiterated at the Settlement Date as if they had been made on that date, and the Company must have fulfilled its obligations hereunder and under the Master Agreement;

(c)	the AMF must have certified the French Prospectus, this certification must not have been revoked, and any request for information made by the AMF or other competent authority must have been satisfied;

(d)	the letter of completion of work on the French Prospectus issued by the Company’s auditors, a copy of which was submitted to the AMF, as specified in article 4.1.12 above, must remain in force and not been modified or replaced;

(e)	on or before the Settlement Date, the International Underwriters must have received all of the following documents:

(i)	a certified true copy of the Company’s by-laws, current as of the Settlement Date, a K-bis (Company registration certificate) from the Corporate and Trade Register of Paris and a current certificate of solvency for the Company, dated under fifteen (15) days;

(ii)	a certified true copy of the authorizations and decisions of the management bodies of the Company relating to the International Private Placement;

(iv)	a legal opinion dated on the Settlement Date issued by the Company’s French legal counsel, Gide Loyrette Nouel A.A.R.P.I, in a form reasonably acceptable to the International Underwriters;

(vi)	a certificate from the chairman of the board and general manager of the Company dated on the Settlement Date, confirming that the declarations and guarantees made or given in article 4.1 hereof remain accurate as of the Settlement Date, and that the promises made by the Company pursuant to Section 4.2 hereof have been and are being fulfilled, which certificate shall be in a form reasonably acceptable to the International Underwriters;

(vii)	a letter of commitment to retain their shares for a period of ninety (90) days conform in substance to the sample in Exhibit A hereto, signed by the following shareholders and managers:

•	Bpifrance Participations,

•	Bpifrance Investissement,

•	Sofinnova Capital V FPCI,

•	Mr. Pierre-Henri Benhamou,

•	Mr. David Schilansky,

•	Mr. Bertrand Dupont,

•	Ms. Rafaèle Tordjman,

•	Mr. Charles Ruban,

•	Ms. Chahra Louafi,

•	Mr. Peter Hutt,

•	Mr. George Horner,

•	Mr. Didier Hoch, and

•	Mr. Torbjörn Bjerke

One or more of the above preconditions may be waived by written decision (which may be sent by fax) taken by the International Underwriters.

ARTICLE 12.	Termination

Notwithstanding anything to the contrary herein, the Master Agreement may be terminated at any time up to the Settlement Date, by decision notified to the Company pursuant to Section 13 below, taken by the International Underwriters under any of the circumstances listed below:

(a)	if in France or abroad there were to be,

(i)	a change or circumstance having a Significant Adverse Effect or

(ii)	an interruption, suspension or significant limitation on trading in securities in general, or

(iii)	a change in market conditions, or changes in the requirements for the listing or trading of any of the financial instruments issued by the Company, or

(iv)	an event of any nature, including political, financial, market or economic events (including armed conflict, military action, acts of war or terrorism);

if this event or circumstance has an effect which would be so serious as to render impossible or seriously compromise the subscription, settlement or delivery of the New Shares, or the overall completion of the International Private Placement as described in the Information Documents;

(b)	at any time up to and including the Settlement Date any of the declarations or guarantees made and given in article 4 hereof prove to be inaccurate or are not fulfilled, or if any of the commitments stipulated in article 4 hereof are not fulfilled, or any of the other preconditions referred to in article 11 above are not met at the Settlement Date, unless they have been waived by the International Underwriters.

If the Master Agreement is terminated under any of the above circumstances, the Parties shall be released from all obligations related to it. Nevertheless, and notwithstanding the foregoing, in the event of termination, the provisions of article 6 above on the right to compensation continue to apply between the International Underwriters and the Company, and the latter shall reimburse the International Underwriters for the expenses incurred by reason of the International Private Placement.

ARTICLE 13.	Notice

Any notice or communication hereunder shall be sent by fax or by letter, hand-delivered or sent by registered mail with acknowledgment of receipt, addressed to the recipient at the address indicated below (or any other Person or address that has been communicated in accordance with the terms hereof). Any notice shall be deemed received, if sent by fax, on the date of the fax transmission report, subject to confirmation by letter no later than the business day following the date of the fax transmission or, in the case of a letter, on the date of acknowledgement of receipt by the recipient or the Post Office, depending on the case, it being stipulated that if a letter is refused, it will be deemed received on the day it was first presented to the recipient.

For the Company, to:

Phone:                      - Fax:

Attention

For the International Underwriters, to:

Phone:                      - Fax:

Attention

ARTICLE 14.	Applicable law

These International Underwriting Terms will be governed by and construed in accordance with French law

Exhibit A

Sample commitment letter for custody of shares pursuant to article 11(e)(vii)

DBV Technologies S.A.

Public Offering of American Depositary Shares

            , 2014

Citigroup Global Markets Inc.

Leerink Partners LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between DBV Technologies S.A., a French Société Anonyme (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of American Depositary Shares (“ADSs”) representing interests in ordinary shares, par value €0.10 per share (the “Ordinary Shares”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Leerink Partners LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares, ADSs or other shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date of the Underwriting Agreement until 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than: (i) Ordinary Shares or ADSs acquired in the Offering; (ii) Ordinary Shares or ADSs acquired in open market transactions on or after the date of the Underwriting Agreement; (iii) Ordinary Shares or ADSs disposed of as bona fide gifts; (iv) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned; (v) by will or intestate succession upon the death of the undersigned; (vi) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; (vii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned) or (B) as part of a distribution without consideration by the undersigned to its stockholders, partners, members or other equity holders; or (viii) with the prior written consent of Citigroup Global Markets Inc. and Leerink Partners LLC; provided, however, that in the case of (i) through (vii) above, no filing under Section 16 of the Exchange Act or other public announcement shall be required or shall be voluntarily made by the undersigned or any other party, including the transferee, donee, heir or trustee, as applicable, during the Lock-Up Period with respect to a sale or other disposition of such Ordinary Shares or ADSs; and provided further

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that in the case of (iii) through (vii) above, it shall be a condition of the transfer that (1) the transferee, recipient, donee, heir, trustee or beneficiary, as applicable, executes an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this agreement and that there shall be no further transfer of such capital stock except in accordance with this agreement, and (2) any such transfer shall not involve a disposition for value. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Ordinary Shares or ADSs the undersigned may purchase in the Offering.

Notwithstanding anything to the contrary, nothing in this agreement shall prohibit the undersigned from entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, relating to the sale of securities of the Company, provided that the securities subject to such plan may not be sold and no public disclosure of any such action shall be required or shall be voluntarily made by any person until after the expiration of the Lock-Up Period. If the undersigned is an officer or director of the Company, (i) Citigroup Global Markets Inc. and Leerink Partners LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, Citigroup Global Markets Inc. and Leerink Partners LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup Global Markets Inc. and Leerink Partners LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

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Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the Company advises the Citigroup Global Markets Inc. and Leerink Partners LLC in writing that it has determined not to proceed with the Offering, (ii) the Company files an application with the U.S. Securities and Exchange Commission to withdraw the registration statement related to the Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of capital stock to be sold thereunder, or (iv) March 31, 2015, in the event that the Underwriting Agreement has not been executed by such date.

[Signature Page Follows]

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